1 CenterPoint Energy reports strong Q4 and FY 2025 results; updates its progress on load forecast; reiterates 2026 full year guidance • Reported Q4 2025 earnings of $0.40 per diluted share and full year 2025 earnings of $1.60 per diluted share on a GAAP basis • Non-GAAP earnings per diluted share (“non-GAAP EPS”) was $0.45 for Q4 2025 and $1.76 for full year 2025; 9% increase over 2024 full year non-GAAP EPS of $1.62 • Reiterates its 2026 non-GAAP EPS guidance range of at least the midpoint of $1.89-$1.91, which at the midpoint, would represent 8% growth over 2025 delivered results1 • Increases 10-year capital investment plan $500 million, now totaling over $65 billion of planned investment from 2026 through 2035 • Announces that it expects to meet its 50% increase in peak load demand by 2029, two full years ahead of initial forecasts Houston – February 19, 2026 - CenterPoint Energy, Inc. (NYSE: CNP) or “CenterPoint” today reported net income of $264 million, or $0.40 per diluted share on a GAAP basis for the fourth quarter of 2025, compared to $0.38 per diluted share in the comparable period of 2024. Non-GAAP EPS for the fourth quarter of 2025 was $0.45, compared to $0.40 per diluted share in the comparable period of 2024. These strong fourth quarter results were primarily driven by growth and regulatory recovery which contributed $0.12 per share of favorability as compared to the fourth quarter of 2024. In addition, weather and usage were favorable drivers for the fourth quarter of 2025 as compared to the fourth quarter of 2024, contributing $0.01 per share. These drivers were partially offset by an unfavorable variance of $0.02 per share attributable to increased O&M expense and $0.05 per share attributable to increased interest expense over the comparable quarter of 2024. CenterPoint increased its 10-year capital investment plan by $500 million to now $65.5 billion of planned investment from 2026-2035, reflecting incremental investment for electric transmission. 1 CenterPoint is unable to present a quantitative reconciliation of forward-looking non-GAAP diluted earnings per share without unreasonable effort because changes in the value of ZENS (as defined herein) and related securities, future impairments, and other unusual items are not estimable and are difficult to predict due to various factors outside of management’s control. For more information contact Media: Communications Media.Relations@CenterPointEnergy.com Investors: Ben Vallejo / Ellie Wood Phone 713.207.6500

2 “I’m proud of how our teams continued to deliver better outcomes for our customers and communities in 2025, including reducing year over year outage times by more than 100 million customer outage minutes in our Houston Electric business. We closed out the year with strong and consistent execution, robust financial results and significant growth opportunities. With these results, we have now delivered industry-leading 9% non‑GAAP EPS growth in four of the last five years.” said Jason Wells, Chair of the Board, President & CEO of CenterPoint. “Previously, we shared a projected 50 percent growth of peak electric load in Greater Houston by 2031. Today, we’re updating our projections that we will deliver 10 gigawatts of new load by the end of 2029, two full years ahead of our previous forecasts. We are confident in our ability to deliver that growth because of our proven track record of connecting large customers, regardless of sector, to our system. We believe that we can connect industrial, life sciences, and a range of technology customers far faster and far more cost‑effectively than other regions as part of our more than $65 billion investment plan. Our speed to power and efficiency are helping attract new jobs and diverse investments to the Greater Houston area while helping us to keep our portion of customer bills essentially flat for our Texas residential customers.” concluded Wells.

3 Earnings Outlook In addition to presenting its financial results in accordance with GAAP, including presentation of net income or income available to common shareholders (loss) and diluted earnings (loss) per share, CenterPoint provides guidance based on non-GAAP income and non-GAAP diluted earnings per share. Generally, a non-GAAP financial measure is a numerical measure of a company’s historical or future financial performance that excludes or includes amounts that are not normally excluded or included in the most directly comparable GAAP financial measure. Management evaluates CenterPoint’s financial performance in part based on non-GAAP income and non-GAAP diluted earnings per share. Management believes that presenting these non-GAAP financial measures enhances an investor’s understanding of CenterPoint’s overall financial performance by providing them with an additional meaningful and relevant comparison of current and anticipated future results across periods. The adjustments made in these non-GAAP financial measures exclude items that management believes do not most accurately reflect the company’s fundamental business performance. These excluded items are reflected in the reconciliation tables of this news release, where applicable. CenterPoint’s non-GAAP income and non-GAAP diluted earnings per share measures should be considered as a supplement to, and not as a substitute for, or superior to, net income and diluted earnings per share, which respectively are the most directly comparable GAAP financial measures. These non- GAAP financial measures also may be different than non-GAAP financial measures used by other companies. Non-GAAP EPS guidance and non-GAAP EPS 2020 and 2021 non-GAAP Utility EPS included net income from CenterPoint’s Electric and Natural Gas segments, as well as after tax Corporate and Other operating income and an allocation of corporate overhead based upon the Utility’s relative earnings contribution. Corporate overhead consists primarily of interest expense, preferred stock dividend requirements, and other items directly attributable to the parent along with the associated income taxes. • 2020 non-GAAP Utility EPS excluded: ◦ Earnings or losses from the change in value of CenterPoint’s 2.0% Zero-Premium Exchangeable Subordinated Notes due 2029 (“ZENS”) and related securities; ◦ Certain expenses associated with merger integration; ◦ Midstream Investments segment and associated income from the Enable Midstream Partners, LP preferred units and a corresponding amount of debt in addition to an allocation of associated corporate overhead and impact, including related expenses, associated with the merger between Enable Midstream Partners, LP and Energy Transfer LP; ◦ Cost associated with the early extinguishment of debt; and ◦ Gain and impact, including related expenses, associated with gas local distribution company (“LDC”) sales. • 2021 non-GAAP Utility EPS excluded: ◦ Earnings or losses from the change in value of ZENS and related securities; ◦ Earnings and losses associated with the ownership and disposal of midstream common and preferred units (including amounts reported in discontinued operations), net gain associated with the consummation of the merger between Enable Midstream Partners, LP and Energy Transfer LP, a corresponding amount of debt related to midstream common and preferred units, and an allocation of associated corporate overhead; ◦ Cost associated with the early extinguishment of debt; ◦ Impacts associated with Arkansas and Oklahoma gas LDC sales; and

- Certain impacts associated with other mergers and divestitures.

Beginning in 2022, CenterPoint no longer separated utility and midstream operations and reports on a consolidated non-GAAP EPS basis.

- 2022 non-GAAP EPS excluded:
  - Earnings or losses from the change in value of ZENS and related securities;
  - Gain and impact, including related expenses, associated with Arkansas and Oklahoma gas LDC sales; and
  - Income and expense related to ownership and disposal of Energy Transfer LP common and Series G preferred units, and a corresponding amount of debt related to the units.
- 2023, 2024 and 2025 non-GAAP EPS excluded and non-GAAP EPS guidance excludes:
  - Earnings or losses from the change in value of ZENS and related securities;
  - Gains, losses and impacts, including related expenses, associated with mergers and divestitures, such as the divestiture of our Louisiana and Mississippi natural gas LDC businesses and the announced sale of our Ohio natural gas LDC business; and
- 2025 non-GAAP EPS also excluded and non-GAAP EPS guidance also excludes impacts related to temporary emergency electric energy facilities ("TEEEF") once they are no longer part of our rate-regulated business.

In providing non-GAAP EPS guidance and non-GAAP EPS, CenterPoint does not consider the items noted above and other potential impacts such as changes in accounting standards, impairments, or other unusual items, which could have a material impact on GAAP reported results for the applicable guidance period. The non-GAAP EPS guidance ranges also consider assumptions for certain significant variables that may impact earnings, such as customer growth and usage including normal weather, throughput, recovery of capital invested, effective tax rates, financing activities and related interest rates, and regulatory and judicial proceedings. To the extent actual results deviate from these assumptions, the non-GAAP EPS guidance range for any particular year may not be met, or the projected annual non-GAAP EPS growth rate may change. CenterPoint is unable to present a quantitative reconciliation of forward-looking non-GAAP diluted earnings per share without unreasonable effort because changes in the value of ZENS and related securities, future impairments, and other unusual items are not estimable and are difficult to predict due to various factors outside of management's control.

Reconciliation of consolidated net income and diluted earnings per share (GAAP) to non-GAAP income and non-GAAP diluted earnings per share

	Three Months Ended December 31, 2025	
	Dollars in millions	**Diluted EPS[1]**
Consolidated net income and diluted EPS on a GAAP basis	**$264**	**$0.40**
ZENS-related mark-to-market (gains) losses:		
Equity securities (net of tax benefit of $15)[2][3]	55	0.08
Indexed debt securities (net of tax expense of $15)[2]	(56)	(0.09)
Impacts associated with mergers and divestitures (net of tax expense of $2)[2][4]	15	0.02
Impacts associated with TEEEF Units removed from Rate Base (net of tax benefit of $5)[5]	17	0.03
Consolidated income and diluted EPS on a non-GAAP basis[6]	**$295**	**$0.45**

4

1) Quarterly diluted EPS on both a GAAP and non-GAAP basis are based on the weighted average number of shares of common stock outstanding during the quarter, and the sum of the quarters may not equal year-to-date diluted EPS
2) Taxes are computed based on the impact removing such item would have on tax expense. Taxes related to the Louisiana and Mississippi natural gas LDC business sale are booked proportionately by applying the projected annual effective tax rate percentage to income earned each quarter in accordance with GAAP. Additional tax expense related primarily to the write-off of non-deductible goodwill will be reflected in tax expense over the remainder of 2025 and excluded from non-GAAP EPS
3) Comprised of common stock of AT&T Inc., Charter Communications, Inc., and Warner Bros. Discovery, Inc.
4) Includes $5 million loss on sale associated with the divestiture of our Louisiana and Mississippi natural gas LDC businesses
5) Represents impacts related to temporary emergency electric energy facilities following the removal of the units from our rate regulated business
6) The calculation on a per-share basis may not add down due to rounding

Reconciliation of consolidated net income and diluted earnings per share (GAAP) to non-GAAP income and non-GAAP diluted earnings per share

	Three Months Ended December 31, 2024	
	Dollars in millions	Diluted EPS(1)
Consolidated net income and diluted EPS on a GAAP basis	**$248**	**$0.38**
ZENS-related mark-to-market (gains) losses:		
Equity securities (net of tax expense of $6)(2)(3)	(24)	(0.03)
Indexed debt securities (net of tax benefit of $6)(2)	22	0.03
Impacts associated with mergers and divestitures (net of tax expense of $1)(2)(4)	13	0.02
Consolidated income and diluted EPS on a non-GAAP basis(5)	**$259**	**$0.40**

1) Quarterly diluted EPS on both a GAAP and non-GAAP basis are based on the weighted average number of shares of common stock outstanding during the quarter, and the sum of the quarters may not equal year-to-date diluted EPS
2) Taxes are computed based on the impact removing such item would have on tax expense
3) Comprised of common stock of AT&T Inc., Charter Communications, Inc. and Warner Bros. Discovery, Inc.
4) Includes tax expense of $8 million related to a deferred state income tax remeasurement resulting from the sale of Louisiana and Mississippi LDCs
5) The calculation on a per-share basis may not add down due to rounding

Reconciliation of consolidated net income and diluted earnings per share (GAAP) to non-GAAP income and non-GAAP diluted earnings per share

	Twelve Months Ended December 31, 2025	
	Dollars in millions	Diluted EPS(1)
Consolidated net income and diluted EPS on a GAAP basis	**$1,052**	**$1.60**
ZENS-related mark-to-market (gains) losses:		
Equity securities (net of tax benefit of $11)(2)(3)	40	0.06
Indexed debt securities (net of tax expense of $12)(2)	(43)	(0.07)
Impacts associated with mergers and divestitures (net of tax expense of $22)(2)(4)	60	0.09
Impacts associated with TEEEF Units removed from Rate Base (net of tax benefit of $12)(5)	46	0.07
Consolidated income and diluted EPS on a non-GAAP basis(6)	**$1,155**	**$1.76**

5

1) Quarterly diluted EPS on both a GAAP and non-GAAP basis are based on the weighted average number of shares of common stock outstanding during the quarter, and the sum of the quarters may not equal year-to-date diluted EPS
2) Taxes are computed based on the impact removing such item would have on tax expense. Taxes related to the Louisiana and Mississippi natural gas LDC business sale are booked proportionately by applying the projected annual effective tax rate percentage to income earned each quarter in accordance with GAAP. Additional tax expense related primarily to the write-off of non-deductible goodwill will be reflected in tax expense over the remainder of 2025 and excluded from non-GAAP EPS
3) Comprised of common stock of AT&T Inc., Charter Communications, Inc., and Warner Bros. Discovery, Inc.
4) Includes $37 million loss on sale associated with the divestiture of our Louisiana and Mississippi natural gas LDC businesses and gain on early extinguishment of debt with proceeds from the divestiture of the Louisiana and Mississippi natural gas LDC businesses
5) Represents impacts related to temporary emergency electric energy facilities following the removal of the units from our rate regulated business
6) The calculation on a per-share basis may not add down due to rounding

Reconciliation of consolidated net income and diluted earnings per share (GAAP) to non-GAAP income and non-GAAP diluted earnings per share

	Twelve Months Ended December 31, 2024	
	Dollars in millions	Diluted EPS[1]
Consolidated net income and diluted EPS on a GAAP basis	**$1,019**	**$1.58**
ZENS-related mark-to-market (gains) losses:		
Equity securities (net of tax expense of $4)[2][3]	(15)	(0.02)
Indexed debt securities (net of tax benefit of $3)[2]	11	0.01
Impacts associated with mergers and divestitures (net of tax expense of $3)[2][4]	26	0.04
Consolidated income and diluted EPS on a non-GAAP basis[5]	**$1,041**	**$1.62**

1) Quarterly diluted EPS on both a GAAP and non-GAAP basis are based on the weighted average number of shares of common stock outstanding during the quarter, and the sum of the quarters may not equal year-to-date diluted EPS
2) Taxes are computed based on the impact removing such item would have on tax expense
3) Comprised of common stock of AT&T Inc., Charter Communications, Inc., and Warner Bros. Discovery, Inc.
4) Includes professional fees associated with execution of transactions from the sale of Louisiana and Mississippi natural gas LDC businesses
5) The calculation on a per-share basis may not add down due to rounding

Reconciliation of consolidated income available to common shareholders and diluted earnings per share (GAAP) to non-GAAP income and non-GAAP diluted earnings per share

	Twelve Months Ended December 31, 2023	
	Dollars in millions	Diluted EPS[1]
Consolidated income available to common shareholders and diluted EPS on a GAAP basis	**$867**	**$1.37**
ZENS-related mark-to-market (gains) losses:		
Equity securities (net of taxes of $7)[2][3]	(25)	(0.04)
Indexed debt securities (net of taxes of $6)[2]	21	0.03
Impacts associated with mergers and divestitures (net of taxes of $64)[2][4]	89	0.14
Consolidated income and diluted EPS on a non-GAAP basis[5]	**$952**	**$1.50**

6

1) Quarterly diluted EPS on both a GAAP and non-GAAP basis are based on the weighted average number of shares of common stock outstanding during the quarter, and the sum of the quarters may not equal year-to-date diluted EPS
2) Taxes are computed based on the impact removing such item would have on tax expense. Taxes related to the operating results of Energy Systems Group, as well as cash taxes payable and other tax impacts related to the sale of Energy Systems Group, are excluded from non-GAAP EPS
3) Comprised of common stock of AT&T Inc., Charter Communications, Inc., and Warner Bros. Discovery, Inc.
4) Includes $4.4 million of pre-tax operating loss related to Energy Systems Group, a divested non-regulated business, as well as the $13 million loss on sale and approximately $2 million of other indirect related transaction costs associated with the divestiture
5) The calculation on a per-share basis may not add down due to rounding

Reconciliation of consolidated income available to common shareholders and diluted earnings per share (GAAP) to non-GAAP income and non-GAAP diluted earnings per share

	Twelve Months Ended December 31, 2022	
	Dollars in millions	**Diluted EPS[1]**
Consolidated income available to common shareholders and diluted EPS on a GAAP basis	**$1,008**	**$1.59**
ZENS-related mark-to-market (gains) losses:		
Equity securities (net of taxes of $66)[2][3]	247	0.39
Indexed debt securities (net of taxes of $68)[2]	(256)	(0.40)
Midstream-related earnings (net of taxes of $2)[2][4]	(46)	(0.07)
Impacts associated with mergers and divestitures (net of taxes of $165)[2][5]	(80)	(0.13)
Consolidated income and diluted EPS on a non-GAAP basis[6]	**$873**	**$1.38**

1) Quarterly diluted EPS on both a GAAP and non-GAAP basis are based on the weighted average number of shares of common stock outstanding during the quarter, and the sum of the quarters may not equal year-to-date diluted EPS
2) Taxes are computed based on the impact removing such item would have on tax expense
3) Comprised of common stock of AT&T Inc., Charter Communications, Inc., and Warner Bros. Discovery, Inc.
4) Includes earnings and expenses related to ownership and disposal of Energy Transfer units, a corresponding amount of debt related to the units and an allocation of associated corporate overhead; Includes costs associated with early extinguishment of $600 million debt at CenterPoint Energy, Inc. of approximately $35 million, net of taxes
5) Includes a settlement charge of $35 million, net of tax, related to CenterPoint Energy pension plan's purchase of a group annuity contract in December 2022 to transfer benefit obligations of CenterPoint Energy's previously divested businesses to an insurance company
6) The calculation on a per-share basis may not add down due to rounding

7

Reconciliation of consolidated income (loss) available to common shareholders and diluted earnings per share (GAAP) to non-GAAP income and non-GAAP diluted earnings per share

	Twelve Months Ended December 31, 2021							
	Utility Operations		Midstream Investments (Disc. Operations)		Corporate and Other (7)		Consolidated	
	Dollars in millions	Diluted EPS (1)	Dollars in millions	Diluted EPS (1)	Dollars in millions	Diluted EPS (1)	Dollars in millions	Diluted EPS (1)
Consolidated income (loss) available to common shareholders and diluted EPS on a GAAP basis (1)	$ 878	$ 1.44	$ 818	$ 1.34	$ (305)	$ (0.50)	$ 1,391	$ 2.28
ZENS-related mark-to-market (gains) losses:								
Equity securities (net of taxes of $11) (2)(3)	—	—	—	—	40	0.07	40	0.07
Indexed debt securities (net of taxes of $11) (2)	—	—	—	—	(39)	(0.06)	(39)	(0.06)
Impacts associated with gas LDC sales (net of taxes of $2, $3) (2) (4)	(4)	(0.01)	—	—	5	0.01	1	—
Cost associated with the early extinguishment of debt (net of taxes of $7) (2)	—	—	—	—	27	0.04	27	0.04
Impacts associated with Enable & Energy Transfer merger:								
Gain at merger close, net of transaction costs (net of taxes of $134 and $0) (2)	—	—	(546)	(0.90)	(1)	—	(547)	(0.90)
Loss on equity securities (net of taxes of $24) (2)(5)	—	—	—	—	98	0.16	98	0.16
Costs associated with the early extinguishment of debt (net of taxes of $1) (2)	—	—	—	—	6	0.01	6	0.01
Impacts associated with other mergers and divestitures (net of taxes of $2, $13) (2)(6)	4	0.01	—	—	20	0.03	24	0.04
Corporate and Other Allocation	(105)	(0.17)	(44)	(0.07)	149	0.24	—	—
Consolidated income and diluted EPS on a non-GAAP basis	$ 773	$ 1.27	$ 228	$ 0.37	$ —	$ —	$ 1,001	$ 1.64

1) Quarterly diluted EPS on both a GAAP and non-GAAP basis are based on the weighted average number of shares of common stock outstanding during the quarter, and the sum of the quarters may not equal year-to-date diluted EPS. EPS figures for Utility Operations, Corporate and Other, and Discontinued Operations are non-GAAP financial measures.
2) Taxes are computed based on the impact removing such item would have on tax expense
3) Comprised of common stock of AT&T Inc. and Charter Communications, Inc.
4) Includes gain from remeasurement of state deferred taxes, costs to achieve the sales and costs associated with the early extinguishment of debt
5) Comprised of Energy Transfer common and Series G preferred units
6) Includes impacts associated with the Vectren merger and the sales of Infrastructure Services (CIS) and Mobile Energy Solutions (MES)
7) Corporate and Other, plus income allocated to preferred shareholders

8

Reconciliation of consolidated income (loss) available to common shareholders and diluted earnings per share (GAAP) to non-GAAP income and non-GAAP diluted earnings per share

Twelve Months Ended December 31, 2020

	Utility Operations		Midstream Investments (Disc. Operations)		Corporate and Other[6]		CES[1] & CIS[2] (Disc. Operations)		Consolidated	
	Dollars in millions	Diluted EPS[3]	Dollars in millions	Diluted EPS[3]	Dollars in millions	Diluted EPS[3]	Dollars in millions	Diluted EPS[3]	Dollars in millions	Diluted EPS[3]
Consolidated income (loss) available to common shareholders and diluted EPS[3]	$ 508	$ 0.95	$ (1,074)	$ (2.02)	$ (201)	$ (0.38)	$ (182)	$ (0.34)	$ (949)	$ (1.79)
Timing effects impacting CES[1]:										
Mark-to-market (gains) losses (net of taxes of $3)[4]	—	—	—	—	—	—	(10)	(0.02)	(10)	(0.02)
ZENS-related mark-to-market (gains) losses:										
Equity securities (net of taxes of $11)[4][5]	—	—	—	—	(38)	(0.07)	—	—	(38)	(0.07)
Indexed debt securities (net of taxes of $13)[4]	—	—	—	—	47	0.09	—	—	47	0.09
Impacts associated with the Vectren merger (net of taxes of $1, $3)[4]	3	0.01	—	—	12	0.02	—	—	15	0.03
Impacts associated with BREC activities and Severance costs (net of taxes of $4, $0)[4]	14	0.03	—	—	3	—	—	—	17	0.03
Impacts associated with the sales of CES[1] and CIS[2] (net of taxes of $10)[4]	—	—	—	—	—	—	217	0.41	217	0.41
Impacts associated with Series C preferred stock										
Preferred stock dividend requirement and amortization of beneficial conversion feature	—	—	—	—	58	0.11	—	—	58	0.11
Impact of increased share count on EPS if issued as common stock	—	(0.06)	—	0.12	—	0.01	—	—	—	0.07
Total Series C impacts	—	(0.06)	—	0.12	58	0.12	—	—	58	0.18
Losses on impairment (net of taxes of $0, $408)[4]	185	0.33	1,269	2.25	—	—	—	—	1,454	2.58
Corporate and Other Allocation	(48)	(0.09)	(64)	(0.12)	119	0.22	(7)	(0.01)	—	—
Consolidated on a non-GAAP basis	662	1.17	131	0.23	—	—	18	0.04	811	1.44
Exclusion of CES[1] and CIS[2] Discontinued Operations[7]	—	—	—	—	—	—	(18)	(0.04)	(18)	(0.04)
Consolidated on a non-GAAP basis, excluding CES[1] and CIS[2]	$ 662	$ 1.17	$ 131	$ 0.23	$ —	$ —	$ —	$ —	$ 793	$ 1.40

1) Energy Services segment
2) Infrastructure Services segment
3) Quarterly diluted EPS on both a GAAP and non-GAAP basis are based on the weighted average number of shares of common stock outstanding during the quarter, and the sum of the quarters may not equal year-to-date diluted EPS. EPS figures for Utility Operations, Corporate and Other, and Discontinued Operations are non-GAAP financial measures.
4) Taxes are computed based on the impact removing such item would have on tax expense

9

10 5) Comprised of common stock of AT&T Inc. and Charter Communications, Inc. 6) Corporate and Other, plus income allocated to preferred shareholders 7) Results related to Energy Services and Infrastructure Services discontinued operations are excluded from the company's non-GAAP results Filing of Form 10-K for CenterPoint Energy, Inc. Today, CenterPoint Energy, Inc. filed with the Securities and Exchange Commission (“SEC”) its Annual Report on Form 10-K for the year ended December 31, 2025. A copy of that report is available on the company’s website, under the Investors section. Investors and others should note that we may announce material information using SEC filings, press releases, public conference calls, webcasts, and the Investor Relations page of our website. In the future, we will continue to use these channels to distribute material information about the company and to communicate important information about the company, key personnel, corporate initiatives, regulatory updates, and other matters. Information that we post on our website could be deemed material; therefore, we encourage investors, the media, our customers, business partners and others interested in our company to review the information we post on our website. Webcast of Earnings Conference Call CenterPoint’s management will host an earnings conference call on February 19, 2026, at 7:00 a.m. Central time / 8:00 a.m. Eastern time. Interested parties may listen to a live audio broadcast of the conference call on the company’s website under the Investors section. A replay of the call can be accessed approximately two hours after the completion of the call and will be archived on the website for at least one year. About CenterPoint Energy, Inc. As the only investor owned electric and gas utility based in Texas, CenterPoint Energy, Inc. (NYSE: CNP) is an energy delivery company with electric transmission and distribution, power generation and natural gas distribution operations that serve more than 7 million metered customers in Indiana, Minnesota, Ohio and Texas. As of December 31, 2025, the company owned approximately $46.5 billion in assets. With approximately 8,800 employees, CenterPoint Energy and its predecessor companies have been in business for more than 150 years. For more information, visit CenterPointEnergy.com. Forward-looking Statements This news release includes, and the earnings conference call will include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements other than statements of historical fact included in this news release and the earnings conference call are forward-looking statements made in good faith by CenterPoint and are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995, including statements concerning CenterPoint’s expectations, beliefs, plans, objectives, goals, strategies, future operations, events, financial position, earnings and guidance, growth, costs, prospects, capital investments or performance or underlying assumptions and other statements that are not historical facts. You should not place undue reliance on forward-looking statements. When used in this news release and the conference call, the words "anticipate," "believe," "continue," "could," "estimate," "expect," "forecast," "goal," "intend," "may," "objective," "plan," "potential," "predict," "projection," "should," "target," "will" or other similar words are intended to identify forward-looking statements. The absence of these words, however, does not mean that the statements are not forward-looking. Examples of forward-looking statements in this news release or on the earnings conference call include statements about CenterPoint’s 10-year capital investment plan and the projects and programs therein (which include Houston Electric’s Greater Houston Resiliency Initiative, System Resiliency Plan, the Houston Downtown Revitalization Project and 765 kilovolt projects, and other plans, projects and programs relating to electric transmission, generation, resiliency, reliability, safety, gas meter upgrades, and system modernization), including the timing, execution, financing, costs, affordability, and anticipated benefits thereof, regulatory matters relating thereto, and related matters, other capital investments and opportunities therefor (including with respect to incremental capital opportunities, deployment of capital, execution, financing and timing of such projects, and anticipated benefits related thereto), future earnings and guidance, CenterPoint’s goals regarding the resiliency, reliability, and safety of our electric and gas systems, CenterPoint’s long-term growth rate and plans related thereto, dividend growth and payouts, customer charges, customer bills and rate affordability, operations and maintenance expense reductions, the announced sale of our Ohio natural gas LDC business (including with respect to timing, anticipated benefits, and related matters, such as the Seller’s Note), anticipated benefits thereof, regulatory matters including the timing of, projections for, recovery through and anticipated benefits from the settlement of, rate cases and interim capital trackers for CenterPoint and its subsidiaries (as

11 applicable), base rate growth and growth and economic development in CenterPoint’s service territories, CenterPoint’s ability to support economic growth, meet customer needs and improve customer experiences, Houston Electric’s release of its 15 large 27 megawatt (“MW”) to 32 MW temporary emergency electric energy facilities (“TEEEF”) units to the San Antonio area and its ability to complete one or more other future transactions involving various sizes of TEEEF units (including with respect to timing, filings related thereto, corresponding reductions in Houston Electric’s TEEEF fleet capacity, anticipated benefits including with respect to revenue generation, rates, expected market demand for the units, and related matters), the timing and extent of CenterPoint's recovery of costs and investments, electric demand growth in CenterPoint’s service territories (including forecasts and the drivers thereof, our ability to meet capacity needs related thereto, interconnection requests and projects related thereto and our ability to connect customers, the speed with which we can energize such projects and the charges and bills related to such projects, capital investment opportunities related thereto, the timing of investments related thereto, and anticipated benefits of such growth), transmission planning studies and anticipated results thereof, financing plans (including in relation to operating cash flow, capital recycling, and the need for, timing of, and anticipated benefits of any future equity or debt issuances, forward sales, and securitization, credit metrics and parent level debt), anticipated benefits of and timing relating to securitization issuances, preparation for weather conditions, CenterPoint’s 2.0% Zero-Premium Exchangeable Subordinated Notes due 2029 (“ZENS”) and impacts of the maturity of ZENS, CenterPoint’s credit health, tax structure and liability (including with respect to the Corporate Alternative Minimum Tax and guidance related thereto), balance sheet health, future financial condition, financial performance and results of operations, value creation, opportunities and expectations. We have based our forward-looking statements on our management’s beliefs and assumptions based on information currently available to our management at the time the statements are made. We caution you that assumptions, beliefs, expectations, intentions, and projections about future events may and often do vary materially from actual results. Therefore, we cannot assure you that actual results will not differ materially from those expressed or implied by our forward-looking statements. Each forward-looking statement contained in this news release or discussed on the earnings conference call speaks only as of the date of this release or the earnings conference call. Some of the factors that could cause actual results to differ from those expressed or implied by our forward-looking information include, but are not limited to, risks and uncertainties relating to: (1) the business strategies and strategic initiatives, restructurings, joint ventures and acquisitions or dispositions of assets or businesses involving CenterPoint or its industry, including the ability to successfully complete such strategies, initiatives, transactions or plans on the timelines we expect or at all, such as the announced sale of our Ohio natural gas LDC business, which we cannot assure you will have the anticipated benefits to us; (2) industrial, commercial and residential growth in CenterPoint’s service territories and changes in market demand and energy consumption, including in relation to the expansion of data centers, energy refining and exports, advanced manufacturing and logistics, as well as the effects of energy efficiency measures, technological advances and demographic patterns, and our ability to appropriately estimate/forecast and effectively manage such demand and the business opportunities relating to such matters; (3) CenterPoint’s ability to fund and invest planned capital, and the timely recovery of its investments, including those related to CenterPoint’s 10-year capital plan; (4) the ability to execute and complete CenterPoint’s planned capital projects and programs, including those within CenterPoint’s 10-year capital plan, in a timely and cost-effective manner and within budget, obtain the anticipated benefits of such projects, and manage costs and impacts of such projects on customer affordability; (5) CenterPoint’s ability to successfully construct, operate, repair, maintain, replace and restart electric generating facilities, natural gas facilities, TEEEF and electric transmission facilities; (6) the timing and success of, and the ability to obtain approval for matters relating to, Houston Electric’s release of its large TEEEF units to the San Antonio area, proposed release of its medium TEEEF units, reduction of its TEEEF fleet capacity and reduction of rates to reflect the removal of the large and medium TEEEF units from Houston Electric’s TEEEF fleet, as well as the ability to complete one or more other future transactions involving the large and medium TEEEF units on acceptable terms and conditions within the anticipated timeframe; (7) financial market and general economic conditions, including access to debt and equity capital, economic uncertainty and volatility, inflation, potential for recession, interest rates, and their effect on sales, prices and costs; (8) disruptions to the global supply chain, labor shortages and scarcity of certain materials, including as a result of changes in U.S. and foreign trade policy and geopolitical and economic uncertainty; (9) actions by credit rating agencies, including any potential downgrades to credit ratings; (10) the timing and impact of regulatory proceedings and actions and legal proceedings, including those related to, among other things, Hurricane Beryl, Houston Electric’s TEEEF units and the February 2021 winter storm event, and requested or favorable adjustments to rates and approval of other requested items as part of base rate proceedings or interim rate mechanisms; (11) federal, state and local legislative, executive and regulatory actions or developments, including any actions resulting from Hurricane Beryl, pipeline integrity and safety, actions relating to our facilities and changes in regulation, legislation and governmental actions pertaining to the utility model, trade (including tariffs, bans, retaliatory trade measures taken against the United States or related government action), tax legislation and guidance (including further changes to or clarification of the One Big Beautiful Bill Act and the Inflation Reduction Act), the implementation of budget and spending cuts to federal government agencies and programs, effects of government shutdowns, and developments related to the environment; (12) the impact of public health threats; (13) severe weather events, natural disasters and other climate-related impacts, and CenterPoint’s ability to mitigate such impacts, including the approval and timing of securitization issuances; (14) damages to our network, facilities and systems, including as a result of wildfires; (15) changes in business plans; (16) changes to technology and our ability to anticipate, adapt to and implement technological changes and advances in and our ability to timely adopt, develop and deploy, artificial intelligence; (17) operations and

12 maintenance costs, our ability to control such costs and cost-related impacts on the affordability of our rates for our customers; (18) CenterPoint’s ability to timely obtain and maintain necessary licenses, permits, easements and approvals from local, federal and other regulatory authorities on acceptable terms and resolve third-party challenges to such licenses, permits or approvals, as applicable; (19) CenterPoint’s ability to execute on its strategy, initiatives, targets and goals, including its energy transition goals and operations and maintenance goals; and (20) other factors discussed in CenterPoint’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, including under “Risk Factors,” “Cautionary Statements Regarding Forward-Looking Information” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Certain Factors Affecting Future Earnings” in such report and in other filings with the Securities and Exchange Commission (“SEC”) by CenterPoint, which can be found at www.centerpointenergy.com on the Investor Relations page or on the SEC website at www.sec.gov.